                                                                      Exhibit 99

November 15, 1999
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 26, 1999 on our review of interim financial information of Vertex Pharmaceuticals Incorporated (the "Company") as of and for the period ended September 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statements on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224, 33-12325, 333-27011, 333-56179 and 333-79549).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                              Very truly yours,


                                              PRICEWATERHOUSECOOPERS LLP

                                              Boston MA